CERTIFICATION PURSUANT TO
         18 U.S.C. SECTION 1350
          AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly
Report of Animal Cloning
Sciences, Inc. (the "Company") on
Form 10-Q for the 3 month period
ending June 30, 2003 as filed
with the Securities and Exchange
Commission on the date hereof
(the "Report"), I, Dempsey Mork,
Chief Executive Officer and Chief
Financial Officer of the Company,
certify, pursuant to 18 U.S.C.
Section 1350, as adopted pursuant
to Section 906 of the Sarbanes-
Oxley Act of 2002, that:
            (1) The Report fully
complies with the requirements of
Section 13(a) or 15(d) of the
Securities Exchange Act of 1934;
and
           (2) The information
contained in the Report fairly
presents, in all material
respects, the financial condition
and result of operations of the
Company.

/s/Dempsey Mork
- - -----------------------------
Dempsey Mork
Chief Executive Officer
Chief Financial Officer
August 15, 2003